SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Volterra Semiconductor Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3251865
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

3839 Spinnaker Court, Fremont, CA	94538
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement number to which this form relates: 333-115614

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to	Name of each exchange on which
be so registered	each class is to be registered
n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” included in the Registrant’s Form S-1 Registration Statement, No. 333-115614, as amended, initially filed with the Securities and Exchange Commission on May 19, 2004 (the “Registration Statement”) and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description of Document
3.1*	Amended and Restated Certificate of Incorporation of Volterra Semiconductor Corporation.

3.2*	Bylaws of Volterra Semiconductor Corporation.

3.3*	Form of Amended and Restated Certificate of Incorporation of Volterra Semiconductor Corporation to be effective upon completion of this offering.

3.4*	Form of Amended and Restated Bylaws of Volterra Semiconductor Corporation to be effective upon completion of this offering.

4.2*	Specimen Stock Certificate.

10.1*	Amended and Restated Investor Rights Agreement, dated October 2, 2001, by and among the Registrant and certain holders of the Registrant’s securities.

10.2*	Amendment to Amended and Restated Investor Rights Agreement, dated January 17, 2002, by and among the Registrant and certain holders of the Registrant’s securities.

*	Filed as a like-numbered exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Volterra Semiconductor Corporation (Registrant)

Date: July 19, 2004	By:	/s/ Greg Hildebrand Greg Hildebrand Chief Financial Officer

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